For Immediate Release
February 28, 2023

Southwest Gas Holdings, Inc. Reports 2022 Financial Results

Constructive Rate Case Outcomes in Arizona and Nevada

Completed Sale of MountainWest

Unlocking Value and Balance Sheet Flexibility through Spin of Centuri

Managing Costs and Delivering Earnings Growth in 2023

LAS VEGAS – February 28, 2023 – Southwest Gas Holdings, Inc. (NYSE: SWX) (“Southwest Gas” or the “Company”) today reported 2022 financial results.

“We delivered strong revenues across the portfolio in 2022, while actively managing inflationary cost pressures that impacted both the utility and Centuri,” said Karen S. Haller, President and Chief Executive Officer of Southwest Gas. “The Company’s comprehensive review of strategic alternatives was completed in December with our Board’s unanimous decision to transform Southwest Gas into a fully regulated natural gas utility focused on delivering for our customers and communities. We reached a significant milestone in this process with the recent completion of the sale of MountainWest, and used the proceeds to de-lever our balance sheet. Across Southwest Gas Holdings, we are focused on executing our strategic plan to deliver continued earnings growth as we safely address the needs of our customers, invest in the communities we serve and enhance value for our stockholders.”
Southwest Gas Holdings Financial Highlights
•For the fourth quarter of 2022, consolidated net loss was $281 million, or $(4.18) per diluted share, and adjusted net income was $78.0 million, or $1.16 per diluted share. Adjustments to fourth quarter 2022 earnings include $455 million related to a loss on reclassification of MountainWest as held for sale, including estimated selling costs, and $13.2 million of collective nonrecurring strategic review expenses and certain MountainWest integration costs. In the fourth quarter COLI was not a significant driver.
•Consolidated net loss of $3.10 per diluted share (and adjusted consolidated net income of $3.00 per diluted share) for 2022, compared to consolidated net income of $3.39 per diluted share (and adjusted consolidated earnings of $4.00 per diluted share) for 2021.

•Consolidated net loss of $203.3 million (and adjusted consolidated net income of $196.6 million) for 2022, compared to a consolidated net income of $200.8 million (and adjusted consolidated net income of $237 million) in 2021.
•The pipeline and storage segment had a net loss of $284 million (and adjusted net income of $80.3 million) in 2022.
•Company-owned Life Insurance (“COLI”) policy cash surrender value declined $5.4 million (or $0.08 per diluted share) in 2022, compared to an increase of $8.8 million ($0.15 per diluted share) in 2021.
SOUTHWEST GAS HOLDINGS, INC.
SUMMARY UNAUDITED OPERATING RESULTS
(In thousands, except per share items)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Results of Consolidated Operations
Contribution to net income (loss) - natural gas distribution	$67,050	$84,551	$154,380	$187,135
Contribution to net income (loss)- utility infrastructure services	6,465	7,623	2,065	40,420
Contribution to net income (loss) - pipeline and storage	(328,059)	—	(283,733)	—
Corporate and administrative loss	(26,040)	(22,231)	(76,002)	(26,776)
Net income (loss)	$(280,584)	$69,943	$(203,290)	$200,779
Adjusted net income	$77,986	$90,693	$196,600	$236,992
Diluted earnings (loss) per share*	$(4.18)	$1.15	$(3.10)	$3.39
Diluted adjusted earnings per share	$1.16	$1.49	$3.00	$4.00
Weighted average diluted shares	67,200	60,795	65,558	59,259
*In periods in which losses occur, diluted and basic loss per share are the same.
Business Segment Highlights
Natural Gas Distribution - Full Year 2022
The natural gas distribution segment recorded net income of $154.4 million in 2022, compared to net income of $187.1 million in 2021. This was driven primarily by increases in operations and maintenance expense and net interest deductions, offset by an increase in operating margin.
Key operational highlights include:
•41,000 new meter sets added during the past 12 months;
•Record twelve-month operating margin of $1.15 billion;
•$705 million capital investment (includes non-cash items) during the year, a ~14% increase from 2021;
•Arizona general rate case finalized with revenue increase of $54.3 million (the largest revenue increase in company history) and new rates effective February 1, 2023;
•Nevada general rate case settlement finalized with rate relief effective April 2022; and

•Southwest Gas Corporation ranked #1 in the West Large Segment by J.D. Power in the 2020-2022 Gas Utility Residential Customer Satisfaction Study & #1 in the West Segment in the 2020-2022 Gas Utility Business Customer Satisfaction Study.
Key drivers of 2022 performance as compared to 2021 include:
•Increased operating margin by $55 million compared to 2021, including the impact of new general rates in Nevada effective April 2022;
•A $53 million increase in O&M including increases from general inflationary impacts, collective pipeline integrity/reliability/event-driven costs ($8 million), higher reserves for uncollectibles primarily due to COVID ($7 million), labor and employee-related costs ($13 million), customer-related costs ($4 million), and legal settlements and claim-related costs ($5 million);
•Depreciation and amortization increased $10 million due to a higher level of gas plant in service;
•Other income decreased $2 million reflecting higher interest income and lower non-service components of pension costs, offset by a $14 million decline in COLI results and a $9 million reserve for a software project deemed non-recoverable from utility operations; and
•Interest expense increased $18 million compared to 2021.
Natural Gas Distribution Segment Guidance and Outlook:
•Initiated 2023 net income guidance of $205 - $215 million (assumes $3 - $5 million of COLI earnings);
•2023 capital expenditures in support of customer growth, system improvements, and pipe replacement programs of $665 - $685 million;
•3 - Year capital expenditures of approximately $2.0 billion; and
•3 - Year utility rate base compound annual growth rate of 5% - 7%.
Centuri / Utility Infrastructure Services - Full Year 2022
The utility infrastructure services segment had net income of $2.1 million and adjusted net income of $3.5 million in 2022, compared to net income of $40.4 million and adjusted net income of $52.1 million in 2021. While revenues increased $601.7 million compared to 2021, Centuri’s performance was impacted by inflation, customer supply chain challenges affecting mix of work, and increased amortization and interest related to Riggs Distler.
Key operational highlights include:
•Diversified revenue business mix;
•$94 million in clean energy offshore wind projects for 2022; and
•Fully integrated Riggs Distler.
Key drivers of Centuri’s 2022 performance as compared to 2021 include:
•Negative impact on work mix and volume due to certain customers’ supply chain challenges in procuring necessary materials and equipment;

•Fourth quarter revenue growth of approximately 22% when compared to fourth quarter 2021;
•Storm revenue increased $4.4 million year-over-year;
•Increases in fuel cost due to inflation ($32.7 million, including $7.3 million for Riggs Distler);
•Recognition of a $7.5 million loss on a gas infrastructure bid project due to higher than anticipated costs and scheduling delays;
•Increased interest expense ($40.4 million) and increased depreciation and amortization expense ($37.7 million) primarily associated with the acquisition of Riggs Distler;
•Amortization of purchased intangibles increased $12.4 million as compared to 2021; and
•Prior-year results included $14 million of transaction-related expenses for the Riggs Distler acquisition.
Centuri / Utility Infrastructure Services Segment Guidance and Outlook:
•2023 revenues of $2.8 billion to $3.0 billion;
•2023 adjusted EBITDA margin of 9.5% - 11.0%; and
•2023 - 2026 adjusted EBITDA CAGR 9% - 11% (adjusted EBITDA excludes costs of strategic review, one-time acquisition costs and non-cash stock-based compensation expense).
MountainWest / Pipeline and Storage - Full Year 2022
The sale of MountainWest was completed on February 14, 2023. Proceeds from the sale were used for consolidated debt reduction. In 2022, MountainWest contributed $80.3 million of adjusted net income.
Strategic Alternatives Review Process Update
Southwest Gas Board of Directors unanimously determined to take strategic actions to simplify the Company’s portfolio of businesses. Effective as of February 14, 2023, Southwest Gas has closed on the sale of MountainWest to Williams for $1.5 billion in total enterprise value.
Additionally, Southwest Gas is actively pursuing a spin-off of its wholly owned subsidiary, Centuri, to form a new independent publicly traded utility infrastructure services company. The spin of Centuri will unlock value for stockholders and enhance transparency through more direct comparability to pure-play industry peers and strengthen stockholder alignment. The Company expects to complete its planned spin of Centuri during the fourth quarter of 2023 or first quarter of 2024. The spin is expected to be tax free to Southwest Gas and its stockholders for U.S. federal income tax purposes, subject to Arizona Corporation Commission approval, SEC registration and IRS Private Letter Ruling to confirm tax-free nature of spin structure.
Conference Call and Webcast
Southwest Gas will host a conference call on Wednesday, March 1, 2023 at 1:00 p.m. ET to discuss its fourth quarter and full year 2022 results. The associated press releases and presentation slides are available at https://investors.swgasholdings.com.

The call will be webcast live on the Company's website at www.swgasholdings.com. The telephone dial-in numbers in the U.S. and Canada are toll free: (844) 695-5521 or international (412) 317-5438. The conference ID is 10174510. The webcast will be archived on the Southwest Gas website.
Southwest Gas Holdings currently has two business segments:
Southwest Gas Corporation is a dynamic energy company committed to exceeding the expectations of over 2 million customers throughout Arizona, Nevada, and California by providing safe, reliable, and affordable service while innovating sustainable energy solutions to fuel the growth in its communities.
Centuri Group, Inc. is a strategic infrastructure services company that partners with regulated utilities to build and maintain the energy network that powers millions of homes and businesses across the United States and Canada.
Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding Southwest Gas Holdings, Inc. (the “Company”) and the Company’s expectations or intentions regarding the future. These forward-looking statements can often be identified by the use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and include (without limitation) statements regarding expectations of continuing growth in 2023. In addition, the statements under headings pertaining to “Guidance and Outlook” that are not historic, constitute forward-looking statements. A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the timing and impact of executing (or not executing) on various strategic alternatives, including whether we will spin Centuri, the timing and amount of rate relief, changes in rate design, customer growth rates, the effects of regulation/deregulation, tax reform and related regulatory decisions, the impacts of construction activity at Centuri, the potential for, and the impact of, a credit rating downgrade, the costs to integrate new businesses, future earnings trends, inflation, sufficiency of labor markets and similar resources, seasonal patterns, current and future litigation, and the impacts of stock market volatility. In addition, the Company can provide no assurance that its discussions about future operating margin, operating income, COLI earnings, interest expense, and capital expenditures of the natural gas distribution segment will occur. Likewise, the Company can provide no assurance regarding segment revenues, EBITDA, EBITDA margin or growth rates, that projects expected to be undertaken with results as stated will occur, nor that interest expense patterns will transpire as expected, that increases in costs will be timely incorporated in contracts and revenues, that customer materials will be available timely to efficiently complete projects, or that inefficiencies in the mix of work will not result, nor can it provide assurance regarding acquisitions or their impacts, including management’s plans or expectations related thereto. Factors that could cause actual results to differ also include (without limitation) those discussed under the heading “Risk Factors” and “Quantitative and Qualitative Disclosure about Market Risk” in Southwest Gas Holdings, Inc.’s most recent Annual Report on Form 10-K and in the Company’s and Southwest Gas Corporation’s current and periodic reports, including our Quarterly Reports on Form 10-Q, filed from time to time with the SEC. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.
Non-GAAP Measures. This earnings release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP measures include (i) adjusted consolidated earnings per diluted share, (ii) adjusted consolidated net income, (iii) natural gas distribution segment adjusted net income (loss), (iv) pipeline and storage segment adjusted net income, (v) utility infrastructure services segment adjusted net income (loss), and (vi) adjusted corporate and administrative net loss. Management uses these non-GAAP measures internally to evaluate performance and in making financial and operational decisions. Management believes that its presentation of these measures provides investors greater transparency with respect to its results of operations and that these measures are useful for a period-to-period comparison of results. Management also believes that providing these non-GAAP financial measures helps investors evaluate the Company’s operating performance, profitability, and business trends in a way that is consistent with how management evaluates such performance. Adjusted consolidated net income for the three- and twelve-months ended December 31, 2022 and 2021 includes adjustments to add back expenses related to the Riggs Distler acquisition, the MountainWest acquisition and integration expenses, stockholder activism and litigation, proxy contest and settlement, legal reserves, and the strategic review, along with losses on disposal groups held for sale, including goodwill impairment impacts and estimated selling costs. Management believes that it is appropriate to adjust for expenses related to the MountainWest acquisition and integration, and for losses on held for sale businesses, because they are expenses and charges that will not recur following these events. Management believes it is appropriate to adjust for expenses related to stockholder activism, proxy contest settlement, and stockholder litigation, as well as the strategic review, because these matters are unique and outside of the ordinary course of business for the Company. In addition, utility infrastructure services adjusted net income, adjusted loss for corporate and administrative, and adjusted consolidated net income include adjustments associated with acquisition-related costs related to the Riggs Distler and MountainWest acquisitions.
Management also uses the non-GAAP measure operating margin related to its natural gas distribution operations. Southwest recognizes operating revenues from the distribution and transportation of natural gas (and related services) to customers. Gas cost is a tracked cost, which is passed through to customers without markup under purchased gas adjustment (“PGA”) mechanisms, impacting revenues and net cost of gas sold on a dollar-for-dollar basis, thereby having no impact on Southwest’s profitability. Therefore, management routinely uses operating margin, defined by management as regulated operations revenues less the net cost of gas sold, in its analysis of Southwest’s financial performance. Operating margin also forms a basis for Southwest’s various regulatory decoupling mechanisms. Management believes supplying information regarding operating margin provides investors and other interested parties with useful and relevant information to analyze Southwest’s financial performance in a rate-regulated environment. (The Southwest Gas Holdings, Inc. Consolidated Earnings Digest included herein provides reconciliations for these non-GAAP measures.)
We do not provide a reconciliation of forward-looking Non-GAAP measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.
Contacts
For investor information, contact: Jamila Hashem, swx_ir@fticonsulting.com
For media information, contact: Sean Corbett, (702) 876-7219, sean.corbett@swgas.com

SOUTHWEST GAS HOLDINGS, INC. CONSOLIDATED EARNINGS DIGEST
(In thousands, except per share amounts)

Three Months Ended December 31,	2022	2021
Consolidated Operating Revenues	$1,420,892	$1,084,427

Net income (loss) applicable to Southwest Gas Holdings	$(280,584)	$69,943

Weighted Average Common Shares	67,200	60,647

Basic Earnings (Loss) Per Share	$(4.18)	$1.15

Diluted Earnings (Loss) Per Share	$(4.18)	$1.15

Reconciliation of Gross margin to Operating Margin (non-GAAP measure)
Utility Gross Margin	$182,994	$178,135
Plus:
Operations and maintenance (excluding Admin & General) expense	78,041	72,689
Depreciation and amortization expense	70,609	65,710
Operating Margin	$331,644	$316,534

Twelve Months Ended December 31,	2022	2021
Consolidated Operating Revenues	$4,960,009	$3,680,451

Net Income (loss) applicable to Southwest Gas Holdings	$(203,290)	$200,779

Weighted Average Common Shares	65,558	59,145

Basic Earnings (Loss) Per Share	$(3.10)	$3.39

Diluted Earnings (Loss) Per Share	$(3.10)	$3.39

Reconciliation of Gross margin to Operating Margin (non-GAAP measure)
Utility Gross Margin	$574,534	$570,325
Plus:
Operations and maintenance (excluding Admin & General) expense	308,276	267,160
Depreciation and amortization expense	263,043	253,398
Operating Margin	$1,145,853	$1,090,883

Reconciliation of non-GAAP financial measure of Adjusted net income (loss) and its comparable GAAP measure of Net income (loss) is presented below. Adjusted Diluted earnings per share is derived by dividing Adjusted net income (loss) by weighted average diluted shares, similar to the calculation of the related GAAP measure - Diluted earnings (loss) per share. Note that the comparable GAAP measures related to net income (loss) are also included in Note 13 - Segment Information in the Company’s December 31, 2022 Form 10-K.
Amounts in thousands, except per share amounts

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Reconciliation of Net income (loss) to non-GAAP measure of Adjusted net income (loss)
Net income applicable to Natural Gas Distribution (GAAP)	$67,050	$84,551	$154,380	$187,135
Plus:
Legal reserve	—	—	—	5,000
Income tax effect of adjustment above (1)	—	—	—	(1,200)
Adjusted net income applicable to Natural Gas Distribution	$67,050	$84,551	$154,380	$190,935

Net income applicable to Utility Infrastructure Services (GAAP)	$6,465	$7,623	$2,065	$40,420
Plus:
Riggs Distler transaction costs	—	—	—	14,000
Income tax effect of adjustment above (1)	—	—	—	(2,337)
Strategic review (2)	243	—	1,853	—
Income tax effect of adjustment above (1)	(52)	—	(454)	—
Adjusted net income applicable to Utility Infrastructure Services	$6,656	$7,623	$3,464	$52,083

Net loss applicable to Pipeline and Storage (GAAP)	$(328,059)	$—	$(283,733)	$—
Plus:
Goodwill impairment	449,606	—	449,606	—
Income tax effect of adjustment above (1)	(105,507)	—	(105,507)	—
Nonrecurring stand-up costs associated with integrating MountainWest	7,295	—	26,196	—
Income tax effect of adjustment above (1)	(1,751)	—	(6,288)	—
Adjusted net income applicable to Pipeline and Storage	$21,584	$—	$80,274	$—

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net loss - Corporate and administrative (GAAP)	$(26,040)	$(22,231)	$(76,002)	$(26,776)
Plus:
Loss on reclassification as held for sale/selling costs	5,819	—	5,819	—
Income tax effect of adjustment above (1)	(1,397)	—	(1,397)	—
MountainWest transaction and related costs	—	22,801	700	22,801
Income tax effect of adjustment above (1)	—	(5,472)	(168)	(5,472)
Proxy contest, Stockholder litigation, Settlement agreement, and Strategic review	5,676	4,501	38,357	4,501
Income tax effect of adjustment above (1)	(1,362)	(1,080)	(8,827)	(1,080)
Adjusted net loss applicable to Corporate and administrative	$(17,304)	$(1,481)	$(41,518)	$(6,026)

Net income (loss) applicable to Southwest Gas Holdings (GAAP)	$(280,584)	$69,943	$(203,290)	$200,779
Plus:
Legal reserve	—	—	—	5,000
Riggs Distler transaction costs	—	—	—	14,000
Goodwill impairment and cost to sell	455,425	—	455,425	—
Nonrecurring stand-up cost associated with integrating MountainWest	7,295	—	26,196	—
MountainWest transaction costs	—	22,801	700	22,801
Proxy contest, Stockholder litigation, Settlement agreement, and Strategic review	5,919	4,501	40,210	4,501
Income tax effect of adjustment above (1)	(110,069)	(6,552)	(122,641)	(10,089)
Adjusted net income applicable to Southwest Gas Holdings	$77,986	$90,693	$196,600	$236,992

Weighted average shares - diluted	67,200	60,795	65,558	59,259

Earnings (loss) per share:
Diluted earnings (loss) per share	$(4.18)	$1.15	$(3.10)	$3.39
Adjusted consolidated earnings per diluted share	$1.16	$1.49	$3.00	$4.00

(1) Calculated using the Company’s blended statutory tax rate of 24%, except for items pertaining to the Utility Infrastructure Services segment which was calculated using a blended statutory tax rate of ~25% and Goodwill impairment which was calculated using an effective tax rate of ~23%. Certain Settlement agreement costs are non-deductible for tax purposes.

SOUTHWEST GAS HOLDINGS, INC.
SUMMARY UNAUDITED OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Results of Consolidated Operations
Contribution to net income (loss) - natural gas distribution	$67,050	$84,551	$154,380	$187,135
Contribution to net income (loss) - utility infrastructure services	6,465	7,623	2,065	40,420
Contribution to net income (loss) - pipeline and storage	(328,059)	—	(283,733)	—
Corporate and administrative loss	(26,040)	(22,231)	(76,002)	(26,776)
Net income (loss)	$(280,584)	$69,943	$(203,290)	$200,779

Basic earnings (loss) per share	$(4.18)	$1.15	$(3.10)	$3.39
Diluted earnings (loss) per share	$(4.18)	$1.15	$(3.10)	$3.39

Weighted average common shares	67,200	60,647	65,558	59,145
Weighted average diluted shares	67,200	60,795	65,558	59,259

Results of Natural Gas Distribution
Regulated operations revenues	$576,644	$451,214	$1,935,069	$1,521,790
Net cost of gas sold	245,000	134,680	789,216	430,907
Operating margin	331,644	316,534	1,145,853	1,090,883
Operations and maintenance expense	122,944	109,570	491,928	438,550
Depreciation and amortization	70,609	65,710	263,043	253,398
Taxes other than income taxes	20,754	20,209	83,197	80,343
Operating income	117,337	121,045	307,685	318,592
Other income (deductions)	(6,444)	343	(6,884)	(4,559)
Net interest deductions	31,220	26,297	115,880	97,560
Income before income taxes	79,673	95,091	184,921	216,473
Income tax expense	12,623	10,540	30,541	29,338
Contribution to consolidated results - natural gas distribution	$67,050	$84,551	$154,380	$187,135

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Results of Utility Infrastructure Services
Utility infrastructure services revenues	$771,894	$633,213	$2,760,327	$2,158,661
Operating expenses:
Utility infrastructure services expenses	699,758	573,943	2,529,318	1,955,467
Depreciation and amortization	39,067	37,661	155,353	117,643
Operating income	33,069	21,609	75,656	85,551
Other income (deductions)	(144)	140	(887)	1,067
Net interest deductions	21,034	11,488	61,371	20,999
Income before income taxes	11,891	10,261	13,398	65,619
Income tax expense	2,377	1,404	5,727	18,776
Net income	9,514	8,857	7,671	46,843
Net income attributable to noncontrolling interests	3,049	1,234	5,606	6,423
Contribution to consolidated results attributable to Centuri	$6,465	$7,623	$2,065	$40,420

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2022
Results of Pipeline and Storage
Regulated operations revenues	$72,354	$264,613
Operating expenses:
Net cost of gas sold	6,290	9,843
Operations and maintenance expense	26,012	100,263
Depreciation and amortization	13,190	52,059
Taxes other than income taxes	1,851	10,186
Goodwill impairment	449,606	449,606
Operating loss	(424,595)	(357,344)
Other income	437	2,128
Net interest deductions	4,736	18,185
Loss before income taxes	(428,894)	(373,401)
Income tax benefit	(100,835)	(89,668)
Contribution to consolidated results attributable to MountainWest	$(328,059)	$(283,733)

FINANCIAL STATISTICS
Market value to book value per share at quarter end		136%
Twelve months to date return on equity	-- total company	(6.2)%
	-- gas segment	6.0%
Common stock dividend yield at quarter end		4.0%
Customer to employee ratio at quarter end (gas segment)		934 to 1

GAS DISTRIBUTION SEGMENT
	Authorized Rate Base (In thousands)	Authorized Rate of Return	Authorized Return on Common Equity
Rate Jurisdiction
Arizona	$2,607,568	6.73%	9.30%
Southern Nevada	1,535,593	6.30	9.40
Northern Nevada	174,965	6.56	9.40
Southern California	285,691	7.11	10.00
Northern California	92,983	7.44	10.00
South Lake Tahoe	56,818	7.44	10.00
Great Basin Gas Transmission Company (1)	135,460	8.30	11.80
Total	$4,889,078
(1) Estimated amounts based on 2019/2020 rate case settlement.

SYSTEM THROUGHPUT BY CUSTOMER CLASS
	Year Ended December 31,
(In dekatherms)	2022	2021	2020
Residential	81,391,894	76,810,460	80,067,973
Small commercial	33,498,789	31,050,963	29,316,352
Large commercial	10,004,476	9,490,130	9,124,202
Industrial / Other	5,004,721	5,104,137	5,315,357
Transportation	92,518,734	94,955,200	98,327,608
Total system throughput	222,418,614	217,410,890	222,151,492

HEATING DEGREE DAY COMPARISON
Actual	1,835	1,623	1,760
Ten-year average	1,645	1,633	1,668
Heating degree days for prior periods have been recalculated using the current period customer mix.